                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: APRIL 1999


DISTRIBUTION DATE:
                05/20/99


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                          Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                                  Amounts
                                                                                                                  -------
      (i)   Principal Distribution
              Class A-1                                                                 $56,727,452.91          $157.576258
              Class A-2                                                                          $0.00           $0.000000
              Class A-3                                                                          $0.00           $0.000000
              Class A-4                                                                          $0.00           $0.000000
              Class B Amount                                                                     $0.00           $0.000000

     (ii)   Interest Distribution
              Class A-1                                                                    $508,795.07           $1.413320
              Class A-2                                                                  $2,214,033.33           $4.358333
              Class A-3                                                                  $1,892,000.00           $4.300000
              Class A-4                                                                  $1,051,830.00           $4.350000
              Class B Amount                                                               $382,415.48           $4.683333

    (iii)   Monthly Servicing Fee                                                        $1,156,068.12
              Monthly Supplemental Servicing Fee                                                 $0.00

     (iv)   Class A-1 Principal Balance (end of Collection Period)                      $59,099,738.20
            Class A-1 Pool Factor (end of Collection Period)                                16.416594%
            Class A-2 Principal Balance (end of Collection Period)                     $508,000,000.00
            Class A-2 Pool Factor (end of Collection Period)                               100.000000%
            Class A-3 Principal Balance (end of Collection Period)                     $440,000,000.00
            Class A-3 Pool Factor (end of Collection Period)                               100.000000%
            Class A-4 Principal Balance (end of Collection Period)                     $241,800,000.00
            Class A-4 Pool Factor (end of Collection Period)                               100.000000%
            Class B Principal Balance (end of Collection Period)                        $81,654,551.40
            Class B Pool Factor (end of Collection Period)                                 100.000000%

      (v)   Pool Balance (end of Collection Period)                                  $1,330,554,289.60

     (vi)   Interest Carryover Shortfall
              Class A-1                                                                          $0.00           $0.000000
              Class A-2                                                                          $0.00           $0.000000
              Class A-3                                                                          $0.00           $0.000000
              Class A-4                                                                          $0.00           $0.000000
              Class B                                                                            $0.00           $0.000000

            Principal Carryover Shortfall
              Class A-1                                                                          $0.00           $0.000000
              Class A-2                                                                          $0.00           $0.000000
              Class A-3                                                                          $0.00           $0.000000
              Class A-4                                                                          $0.00           $0.000000
              Class B                                                                            $0.00           $0.000000

    (vii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                            $57,100,909.30
              Class B Amount                                                                     $0.00

   (viii) Aggregate Purchase Amount of Receivables repurchased by the Seller or
          the Servicer                                                                  $11,317,564.64

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